                                                                    EXHIBIT 12.1

                ELECTRONIC RETAILING SYSTEMS INTERNATIONAL, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                AND PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
                        (AMOUNTS IN THOUSANDS OF DOLLARS)


                                                                                                                NINE MONTHS ENDED
                                                                    YEAR ENDED DECEMBER 31,                       SEPTEMBER 30,
                                                  -------------------------------------------------------     --------------------
                                                    1991       1992        1993        1994        1995         1995        1996
                                                  -------    --------    --------    --------    --------     --------    --------
Pre-tax loss from continuing operations           $(6,206)   $(10,364)   $(16,420)   $(11,278)   $(10,868)    $ (8,295)   $ (6,528)
                                                  -------    --------    --------    --------    --------     --------    --------
Fixed charges:

Interest expense and amortization                     510         922         340          65         291          223         283

Rentals:
    Buildings - 33%                                    32          62          87          86          98           67          70
    Office and other leased equipment - 33%            --           2           6           6          13           10          17
                                                  -------    --------    --------    --------    --------     --------    --------

Total fixed charges                                   542         986         432         157         402          300         370
                                                  -------    --------    --------    --------    --------     --------    --------

Earnings before income taxes and
    fixed charges                                  (5,664)     (9,378)    (15,988)    (11,121)    (10,466)      (7,995)     (6,158)
                                                  -------    --------    --------    --------    --------     --------    --------

Ratio of earnings to fixed charges (a)                 --          --          --          --          --           --          --
                                                  =======    ========    ========    ========    ========     ========    ========

Deficiency of earnings to fixed charges           $(6,206)   $(10,364)   $(16,420)   $(11,278)   $(10,868)    $ (8,295)   $ (6,528)
                                                  =======    ========    ========    ========    ========     ========    ========

Pro forma ratio of earnings to fixed
   charges (a)                                                                                         --                       --
                                                                                                 ========                 ========
Deficiency of earnings to pro forma
  fixed charges (b)                                                                              $(26,000)                $(17,767)
                                                                                                 ========                 ========

(a) As a result of losses incurred in the periods presented, the Company was unable to cover the indicated fixed charges.

(b) Deficiency of earnings to pro forma fixed charges computed as follows:

                                                                                               Year ended         Nine months ended
                                                                                              December 31,          September 30,
                                                                                                  1995                  1996
                                                                                              -----------         -----------------
Deficiency of earnings to fixed charges,
  as above                                                                                     $(10,868)              $ (6,528)

Adjustments:
  Interest expense on 13.25% Senior Discount Notes                                               13,689                 10,157
  Amortization of debt discount and issuance costs                                                1,443                  1,082
                                                                                               --------               --------
Deficiency of earnings to pro forma fixed charges                                              $(26,000)              $(17,767)
                                                                                               ========               ========